UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): September 24, 2009
Orbit/FR, Inc.
(Exact Name of Issuer as Specified in Charter)

Delaware (State or Other Jurisdiction of	0-22583 (Commission File Number)	23-2874370 (I.R.S. Employer Identification
Incorporation or Organization)		Number)

506 Prudential Road, Horsham, Pennsylvania (Address of Principal Executive Offices)	19044 (Zip Code)
(215) 674-5100
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01. Changes in Registrant’s Certifying Accountant
On September 24, 2009, the board of directors of Orbit/FR Engineering, Ltd. (“Engineering”), the wholly owned Israeli subsidiary of Orbit/FR, Inc. (the “Company”), recommended that the Company approve, and, upon recommendation of the audit committee of the Board of Directors of the Company, the Company in its capacity as the sole shareholder of Engineering approved, effective immediately, (i) the dismissal of Kost Forer Gabbay & Kasierer (“Kost”) as the Engineering’s independent registered public accounting firm, and (ii) approved the engagement of BDO Ziv Haft (“BDO”) as Engineering’s independent registered public accounting firm for the year ending December 31, 2009 and for all interim periods beginning with the quarter ending September 30, 2009. In its audit opinion with respect to the Company’s consolidated financial statements for the year ended December 31, 2008, the Company’s independent registered public accounting firm, Cornick, Garber & Sandler, LLP, expressed reliance on the audit opinion of Kost with respect to the financials statements of Engineering. Neither the Company nor Engineering had any relationship with BDO prior to its appointment by Engineering.
The audit reports of Kost on Engineering’s financial statements for the fiscal years ended December 31, 2008 and December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two fiscal years ended December 31, 2008 and December 31, 2007 and through September 24, 2009, there were no (1) disagreements with Kost on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Kost, would have caused Kost to make reference to the subject matter of the disagreement in connection with their report, or (2) reportable events described under Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934.
The Company provided Kost with a copy of the foregoing disclosure, and has requested that Kost provide a letter to the Securities and Exchange Commission regarding its agreement with the foregoing statements. Such letter is unavailable at this time and will be filed by amendment to this Form 8-K when and if it is received.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2009	ORBIT/FR, INC.
	By:	/s/ Per O. Iversen
		Name:	Per O. Iversen
		Title:	President and Chief Executive Officer